EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Health and
Retirement Properties Trust for the registration of 34,401 Common Shares of Beneficial Interest and to the incorporation by reference therein of our report dated February 9, 1998, with respect to the consolidated financial statements incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedules included therein, as filed with the Securities and Exchange Commission.

                                                    /s/ ERNST & YOUNG LLP
Boston, Massachusetts                               ERNST & YOUNG LLP
March 9, 1998